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                                                        Exhibit 15


                              LETTER FROM KPMG LLP
               REGARDING UNAUDITED INTERIM FINANCIAL INFORMATION



Alfa Corporation
Montgomery, Alabama

With respect to the Registration Statement on Form S-8, we acknowledge our awareness of the use therein of our report dated August 10, 2001, related to our review of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such reports are not considered part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.

KPMG LLP
Birmingham, Alabama
August 10, 2001